SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
1934

                                   (AMENDMENT NO. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Sections 240.14a-11(c) or 240.14a-12

                           DREYFUS FOCUS FUNDS, INC.
          -----------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           DREYFUS FOCUS FUNDS, INC.
         -------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X] Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           DREYFUS FOCUS FUNDS, INC.

                        SMALL COMPANY VALUE PORTFOLIO

                     ---------------------------------
                 NOTICE OF SPECIAL MEETINGS OF STOCKHOLDERS
                     ---------------------------------

To the Stockholders of


    SMALL COMPANY VALUE PORTFOLIO of
     DREYFUS FOCUS FUNDS, INC.



     A Special Meeting of Stockholders of the Small Company Value portfolio (the "Portfolio") of Dreyfus Focus Funds, Inc. (the "Fund") will be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor West, New York, New York, on Friday, September 29, 1995 at 10:00 a.m. for the following purposes:


     1. To approve an Amended Management Agreement between the Fund and The Dreyfus Corporation and to approve a Sub-Investment Advisory Agreement between The Dreyfus Corporation and The Boston Company Asset Management, Inc.

     2. To transact such business as may properly come before the meeting, or any adjournment or adjournments thereof.

     Stockholders of record at the close of business on September 15, 1995, will be entitled to receive notice of and to vote at the meeting.

     By Order of the Board of Directors
     John E. Pelletier
     Secretary

New York, New York

September 15, 1995


WE NEED YOUR PROXY VOTE IMMEDIATELY A STOCKHOLDER MAY THINK HIS VOTE IS NOT IMPORTANT, BUT IT IS VITAL. BY LAW, THE MEETING OF STOCKHOLDERS OF THE PORTFOLIO WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM IS REPRESENTED. IN THAT EVENT, THE PORTFOLIO, AT STOCKHOLDERS' EXPENSE, WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE FUND TO HOLD THE
MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD
IMMEDIATELY. YOU AND ALL OTHER STOCKHOLDERS WILL BENEFIT FROM
YOUR COOPERATION.


                        DREYFUS FOCUS FUNDS, INC.
                       SMALL COMPANY VALUE PORTFOLIO

                              PROXY STATEMENT


                    SPECIAL MEETING OF STOCKHOLDERS
                TO BE HELD ON FRIDAY, SEPTEMBER 29, 1995


  This proxy statement is furnished in connection with a solicitation of proxies by the Board of Directors of Dreyfus Focus Funds, Inc. (the "Fund") for use at a Special Meeting of Stockholders (the "Meeting") of its series, Small Company Value (the "Portfolio"), to be held on Friday, September 29, 1995 at 10:00 a.m., at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor West, New York, New York, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. Stockholders of record at the close of business on September 15, 1995 are entitled to be present and to vote at the meeting. Stockholders of the Portfolio are entitled to one vote for each share held and fractional votes for each fractional share held. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by giving another proxy or by letter or telegram directed to the Fund, which must indicate the stockholder's name and account number. To be effective, such revocation must be received before the meeting. In addition, any stockholder who attends the meeting in person may vote by ballot at the meeting, thereby canceling any proxy previously given. As of September 15, 1995, 452,466.385 shares of the Portfolio's common stock were outstanding.

     It is estimated that proxy materials will be mailed to Portfolio stockholders of record on or about September 18, 1995. The Fund's principal executive offices are located at 200 Park Avenue, New York, New York 10166. Copies of the Fund's most recent Annual and Semi-Annual Reports are available upon request, without charge, by writing to the Fund at 144 Glenn Curtiss Boulevard, Uniondale, New York 11556-0144, or by calling toll-free 1-800-645-6561.

     PROPOSAL: TO APPROVE AN AMENDED MANAGEMENT AGREEMENT BETWEEN THE FUND AND THE DREYFUS CORPORATION, WITH RESPECT TO THE PORTFOLIO ONLY, AND TO APPROVE A NEW SUB-INVESTMENT ADVISORY AGREEMENT BETWEEN THE DREYFUS CORPORATION AND THE BOSTON COMPANY ASSET MANAGEMENT, INC.

Introduction

     In August 1994, The Dreyfus Corporation ("Dreyfus"), the Portfolio's investment adviser, merged with a subsidiary of Mellon Bank, N.A. ("Mellon Bank"). As a result of such merger, Dreyfus has direct access to a comprehensive range of financial products and services provided by Mellon Bank
Corporation ("Mellon") and its subsidiaries. Among them are value-oriented investment management services offered by The Boston Company Asset Management,
Inc. ("TBC Asset Management"), an affiliate of Dreyfus, which augment Dreyfus' capabilities. TBC Asset Management currently serves as sub-investment adviser to two of the Fund's other series.


     At a meeting held on September 14, 1995, the Fund's Board of Directors, including a majority of the Directors who are not "interested persons" (as defined in the Investment Company Act of 1940, as amended (the "Act")) of the
Fund (i) approved the entry by the Fund into an amended Management Agreement (the "Amended Management Agreement") with Dreyfus, (ii) approved the entry by
Dreyfus into a Sub-Investment Advisory Agreement (the "Sub-Advisory Agreement") with TBC Asset Management, and (iii) directed that the Amended Management Agreement and the Sub-Advisory Agreement be submitted to Portfolio stockholders at this meeting.


     The Amended Management Agreement is substantially identical to the Management Agreement to which the Portfolio is subject (the "Existing Management Agreement"), except that it provides for the employment by Dreyfus of TBC Asset Management as the Portfolio's sub-investment adviser and sets forth Dreyfus' duties with respect thereto. The contractual rate the Portfolio will be charged under the Amended Management Agreement will not change. The fees payable to TBC Asset Management pursuant to the Sub-Advisory Agreement will be paid by Dreyfus, not by the Portfolio.

Information Pertaining to Dreyfus, the Amended Management Agreement and the Existing Management Agreement


     Dreyfus. Dreyfus, located at 200 Park Avenue, New York, New York 10166, currently serves as the Portfolio's investment adviser under the terms of the Existing Management Agreement dated August 24, 1994, as amended September 14, 1995. The Fund's Board of Directors, including a majority of the Directors who are not "interested persons" of any party to the Existing Management Agreement, last approved the Existing Management Agreement at a meeting held on September 14, 1995.



     Dreyfus is a wholly-owned subsidiary of Mellon Bank, which is a wholly-owned subsidiary of Mellon. As of September 1, 1995, Dreyfus managed or administered approximately $80 billion in assets for more than 1.8 million investor accounts nationwide. The name and amount of net assets of each registered investment company with a substantially similar investment objective as the Portfolio for which Dreyfus provides investment advisory services, and the annual rate of Dreyfus' fees for its advisory services to each such investment company is set forth on Exhibit A to this proxy statement.


     Mellon is a publicly owned multibank holding company incorporated under Pennsylvania law in 1971 and registered under the Federal Bank Holding Company
Act of 1956, as amended. Mellon provides a comprehensive range of financial products and services in domestic and selected international markets. Mellon is among the twenty-five largest bank holding companies in the United States based on total assets. Mellon's principal wholly-owned subsidiaries are Mellon
Bank, N.A., Mellon Bank (DE) National Credit Corporation, Mellon Bank (MD), The Boston Company, Inc., AFCO Credit Corporation and a number of companies known as Mellon Financial Services Corporations. Through its subsidiaries, including Dreyfus, Mellon managed more than $203 billion in assets as of June 30, 1995, including approximately $73 billion in mutual fund assets.
As of June 30, 1995, Mellon, through various subsidiaries, provided non-investment services, such as custodial or administration services, for more than $707 billion in assets, including approximately $71 billion in mutual fund assets.

     The Chairman of the Board and Chief Executive Officer of Dreyfus is Howard Stein. Other directors of Dreyfus are Mandell L. Berman, real estate consultant and private investor, Southfield, Michigan; Frank V. Cahouet, Chairman of the Board, President and Chief Executive Officer of Mellon, Pittsburgh, Pennsylvania; Stephen E. Canter, Vice Chairman and Chief Investment Officer of Dreyfus; Alvin E. Friedman, Senior Adviser to Dillon, Read & Co., Inc., Investment Bankers, New York, New York; Lawrence M. Greene, former Legal Consultant to Dreyfus; Lawrence S. Kash, Vice Chairman-Distribution of Dreyfus; Robert E. Riley, President and
Chief Operating Officer of Dreyfus; Julian M. Smerling, former Vice Chairman of the Board of Directors of Dreyfus; W. Keith Smith, Vice Chairman of Board of Directors of Dreyfus; and Dr. David B. Truman, educational consultant and past president of Mt. Holyoke College and the Russell Sage Foundation, Hillsdale, New York.

     Amended Management Agreement. The Amended Management Agreement and Existing Management Agreement are substantially identical, except for the scope of Dreyfus' services with respect to the Portfolio, the provision in the
Amended Management Agreement for the engagement of TBC Asset Management as the
Portfolio's sub-investment adviser to provide investment management of the Portfolio's investments and the dates of effectiveness and termination.

 Under the terms of the Amended Management Agreement, Dreyfus, subject to the supervision and approval of the Fund's Board of Directors in accordance with Maryland law, will manage the Portfolio's investments in accordance with its investment objective and policies and provide continuous supervision of the Portfolio's investment portfolio. The Amended Management Agreement provides for the employment by Dreyfus of TBC Asset Management to provide day-to-day management of the Portfolio's securities. TBC Asset Management's fees for such services will be paid by Dreyfus, not by the Portfolio. Dreyfus will continue to supply office facilities (which may be in its own offices), data processing services, clerical, accounting and bookkeeping services, internal auditing and legal services, internal executive and administrative services, and stationery and office supplies; prepare reports to the Portfolio's stockholders, tax returns, reports to and filings with the Securities and Exchange Commission and state Blue Sky authorities; calculate the net asset value of the Portfolio's shares; and generally assist in all aspects of the Portfolio's operations.

Dreyfus will continue to bear all expenses in connection with the performance of its services under the Amended Management Agreement and will pay all fees of TBC Asset Management in connection with its duties in respect of the Portfolio.

     As compensation for Dreyfus' services under the Amended Management Agreement, the Fund has agreed to continue to pay Dreyfus a monthly fee at the annual rate of .75 of 1% of the average daily net assets of the Portfolio. The fees payable to Dreyfus are not subject to reduction as the value of the Portfolio's net assets increases, but may be reduced pursuant to expense limitations in effect. For the period December 29, 1993 (commencement of operations) through October 31, 1994, the management fee payable to Dreyfus with respect to the Portfolio under the Existing Management Agreement was $32,544, which amount was waived in its entirety pursuant to an undertaking by Dreyfus.

     All expenses incurred in the operation of the Fund (other than those borne by TBC Asset Management) are borne by the Fund, except to the extent specifically assumed by Dreyfus. The expenses borne by the Fund include, without limitation, the following: organizational costs, taxes, interest, loan commitment fees, interest and distributions paid on securities sold short, brokerage fees and commissions, if any, fees of Board members who are not officers, directors, employees or holders of 5% or more of the outstanding voting securities of Dreyfus or TBC Asset Management or any of their affiliates, Securities and Exchange Commission fees and state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining the Fund's existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing stockholders, costs of stockholders' reports and meetings, and any extraordinary expenses.

     As to the Portfolio, the Amended Management Agreement provides that if in any fiscal year the aggregate expenses of the Fund (including fees pursuant to Amended Management Agreement, but excluding interest, taxes, brokerage and, with the prior written consent of the necessary state securities commissions, extraordinary expenses) exceed the expense limitation of any state having jurisdiction over the Portfolio, the Fund may deduct from the fees to be paid under the Amended Management Agreement, or Dreyfus will bear, such excess expense to the extent required by state law.


  Currently, the primary portfolio managers of the Portfolio are Ernest G. Wiggins, Jr. and David L. Diamond. Mr. Wiggins has held that position since the Portfolio's inception and has been an employee of Dreyfus since December 1993. Mr. Diamond has been employed by TBC Asset Management since 1991 and, pursuant to a dual employment agreement between Dreyfus and TBC Asset Management, by Dreyfus since May, 1995. He currently serves as primary portfolio manager for all of TBC Asset Management's small cap accounts. Prior to joining TBC Asset Management, Mr. Diamond was a research analyst and portfolio manager at Delphi Management. If the Proposal is approved, Mr. Diamond will be the Portfolio's primary portfolio manager.



     As to the Portfolio, the Amended Management Agreement will continue in effect until March 30, 1997 and thereafter shall continue automatically for successive annual periods ending on March 30th of each year, provided such continuance is specifically approved at least annually by (i) the Fund's Board of Directors or (ii) vote of a majority (as defined in the Act) of the Portfolio's outstanding voting securities, provided that in either event the continuance also is approved by a majority of the Directors who are not "interested persons" (as defined in the Act), by vote cast in person at a meeting called for the purpose of voting on such approval. As to the Portfolio, the Amended Management Agreement may be terminated without penalty, on 60 days' notice, by the Fund's Board of Directors or by vote of the holders of a majority of the Portfolio's shares, or, upon not less than 90 days' notice, by Dreyfus.
The Amended Management Agreement will terminate automatically, as to the Portfolio, in the event of its assignment (as defined in the Act). A copy of the Amended Management Agreement in the form being presented for approval, and as approved by the Board of Directors, is set forth as Exhibit B to this proxy statement.


Information Pertaining to TBC Asset Management and the Sub-Advisory
Agreement


     TBC Asset Management. TBC Asset Management, located at One Boston Place, Boston, Massachusetts 02108, is a registered investment adviser formed in 1970, and is an indirect wholly-owned subsidiary of Mellon and an affiliate of
Dreyfus. As of July 31, 1995, TBC Asset Management managed approximately
10.7
billion in assets and served as the investment adviser to four other investment companies. None of these registered investment companies have a substantially similar investment objective as the Portfolio.



     The Chairman of the Board and Chief Executive Officer of TBC Asset Management is Christopher M. Condron. Other directors are Philip R. Roberts, officer and director of various Mellon-related investment firms, Pittsburgh, Pennsylvania; and W. Keith Smith, Vice Chairman of the Board of Dreyfus.


     Sub-Advisory Agreement. Under the terms of the Sub-Advisory Agreement, TBC Asset Management, subject to the supervision and approval of Dreyfus and the Fund's Board of Directors, will provide investment advisory assistance and the day-to-day management of the Portfolio's investment portfolio, as well as investment research and statistical information with respect to the Portfolio.


     As compensation for TBC Asset Management's services to the Portfolio under the Sub-Advisory Agreement, Dreyfus has agreed to pay TBC Asset Management an annual fee, payable monthly, at the rate of .375 of 1% of the Portfolio's average daily net assets.



     As to the Portfolio, the Sub-Advisory Agreement will continue until March 30, 1997 and thereafter automatically for successive annual periods ending on March 30th of each year, provided such continuance is specifically approved at least annually by (i) the Fund's Board of Directors or (ii) vote of a majority (as defined in the Act) of the outstanding voting securities of the Portfolio, and provided that, in either event, the continuance also is approved by a majority of Directors who are not "interested persons" of any party to the Sub-Advisory Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. As to the Portfolio, the Sub-Advisory Agreement may be terminated without penalty (i) by Dreyfus on 60 days' notice to TBC Asset Management, (ii) by the Fund's Board of Directors or by vote of the holders of a majority of the Portfolio's outstanding voting securities on
60 days' notice to TBC Asset Management, or (iii) by TBC Asset Management on not less than 90 days' notice to the Fund and Dreyfus. The Sub-Advisory Agreement will terminate automatically, as to the Portfolio, in the event of its assignment (as defined in the Act) or upon the termination of the Amended
Management Agreement for any reason. A copy of the Sub-Advisory Agreement in the form being presented for approval, and as approved by the Board of Directors, is set forth as Exhibit C to this proxy statement.


Board Considerations

     In considering whether to approve the Amended Management Agreement and the Sub-Advisory Agreement and to submit each agreement to the Portfolio's stockholders for their approval, the Fund's Board of Directors concluded that (a) there was a reasonable likelihood that the additional services
TBC Asset Management could provide the Portfolio would benefit stockholders, (b) it was satisfied with the management services provided to the Fund by Dreyfus and
(c)
no change in the management fee was appropriate since Dreyfus and not the Portfolio would pay TBC Asset Management for its sub-investment advisory services to the Portfolio. In evaluating TBC Asset Management's ability to provide sub-investment advisory services to the Portfolio, the Fund's Directors received and considered information concerning TBC Asset Management's experience, business organization, financial resources, personnel and other matters.

Vote Required and Directors' Recommendation

  Approval of this Proposal requires the affirmative vote of (a) 67% of the voting securities present at this meeting, if the holders of more than 50% of the Portfolio's outstanding voting securities are present or represented by proxy, or (b) more than 50% of the Portfolio's outstanding voting securities, whichever is less. If stockholders do not approve the Amended Management Agreement and the Sub-Advisory Agreement, the Existing Management Agreement will remain in effect.

                             ADDITIONAL INFORMATION


     On or about the date of the meeting, the name of the Fund will be changed to Dreyfus Growth and Value Funds, Inc. and the name of the Portfolio will be changed to Dreyfus Small Company Value Fund.


     Premier Mutual Fund Services, Inc. (the "Distributor"), with principal offices at One Exchange Place, Boston, Massachusetts 02109, serves as the Fund's distributor. The Distributor's ultimate parent company is Boston Institutional Group, Inc.


     As of September 5, 1995, Gloria Messinger, a Director of the Fund, beneficially owned 1,037.898 shares of the Portfolio, constituting less than 1% of the Portfolio's outstanding shares. As of such date, no other officer and Director of the Fund owned any of the Portfolio's outstanding shares.

                         VOTING INFORMATION



     If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Portfolio on a particular matter with respect to which the broker or nominee does not have discretionary power) or marked with an abstention (collectively, "abstentions"), the Portfolio's shares represented thereby will be considered to be present at the meeting for purposes of determining the existence of a quorum for the transaction of business. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast" on an issue. For this reason, abstentions will have the effect of a "no" vote for purposes of obtaining the requisite approval of the Proposal.


     In the event that a quorum is not present at the meeting, or if a quorum is present but sufficient votes to approve the Proposal are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. In determining whether to adjourn the meeting, the following factors may be considered: the nature of the Proposal, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to stockholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the meeting in person or by proxy. A stockholder vote may be taken for the Proposal in this proxy statement prior to any adjournment if sufficient votes have been received for approval. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote "FOR" the Proposal in favor of such adjournment, and will vote those proxies required to be voted "AGAINST" the Proposal against any adjournment. A quorum is constituted with respect to the Portfolio by the presence in person or by proxy of the holders of more than one-third of the Portfolio's outstanding shares entitled to vote at the meeting.


     As of September 5, 1995, the following stockholder was known by the Fund to own 5% or more of the Portfolio's outstanding voting securities:


Name and Address              Number         Percentage of
of Stockholder                of Shares      Shares Outstanding
--------------                ---------      ------------------

Major Trading Corporation     437,032.437         96.59%
200 Park Avenue
New York, NY 10166-0005


     A stockholder who beneficially owns, directly or indirectly, more than 25% of the Portfolio's voting securities may be deemed a "control person" (as defined in the Act) of the Portfolio.

                                  OTHER MATTERS

     The Fund's Board members are not aware of any other matters which may come before the meeting. However, should any such matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

     The Fund will bear the cost of soliciting proxies from stockholders. In addition to the use of the mails, proxies may be solicited personally, by telephone or by telegraph, and the Fund may pay persons holding shares of the
Portfolio in their names or those of their nominees for their expenses in sending soliciting materials to their principals.

     Unless otherwise required under the Act, ordinarily it will not be necessary for the Fund to hold annual meetings of stockholders. As a result, the Fund's stockholders will not consider each year the election of Board members or the appointment of auditors. However, the Fund's Board will call a meeting of its stockholders for the purpose of electing Board members if, at any time, less than a majority of the Board members then holding office have been elected by stockholders. Under the Act, stockholders of record of not less than two-thirds of the Fund's outstanding shares may remove Board members of the Fund through a declaration in writing or by vote cast in person or by proxy at a meeting called for that purpose. Under the Fund's By-Laws, the Board members are required to call a meeting of stockholders for the purpose of voting upon the question of removal of any Board members when requested in writing to do so by the stockholders of record of not less than 10% of the Fund's outstanding shares. Stockholders wishing to submit proposals for inclusion in the Fund's proxy statement for a subsequent stockholder meeting should send their written submissions to the principal executive offices of the Fund at 200 Park Avenue, New York, New York 10166, Attention: General Counsel.

             NOTICE TO BANKS, BROKER/DEALERS AND VOTING TRUSTEES
                           AND THEIR NOMINEES


     Please advise the Fund, in care of Elon Bernat, The Shareholder
Services
Group, Inc., One American Express Plaza Providence, Rhode Island 02940-9671, whether other persons are the beneficial owners of Portfolio shares for which proxies are being solicited from you, and, if so, the number of copies of the proxy statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of Portfolio shares.
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE.



Dated:  September 15, 1995

                                   EXHIBIT A

     The investment companies which have a similar investment objective to that of the Portfolio for which Dreyfus serves as investment adviser are listed below. The approximate net assets of each investment company as of June
30, 1995 and the investment advisory fee payable by it to Dreyfus (expressed as a percentage of average daily net assets) also are listed below:


                                   Investment Advisory Fee
                                   as a Percentage of Average    Approximate Net Assets
Name of Fund                       Daily Net Assets                  (in millions)
------------                       --------------------------    ----------------------
Dreyfus Appreciation Fund, Inc.              *                        $304
Dreyfus Capital Value Fund                   **                        389
  (A Premier Fund) (incorporated
  as Dreyfus Capital Value Fund, Inc.)
Dreyfus Core Value Fund                       .90                      365
Dreyfus Disciplined Midcap Stock Fund        1.10                      681
Dreyfus Disciplined Stock Fund                .90                      336
Dreyfus Focus Funds, Inc.+                    .75                        2
Dreyfus New Leaders Fund, Inc.                .75                      491
Dreyfus Special Growth Fund                   1.15                      66
Dreyfus Strategic Growth, L.P.                 .75                      78
Dreyfus Strategic Investing                    .75                     256
Dreyfus Variable Investment Fund++             ***                     306
Premier Capital Growth Fund, Inc.              .75                     581
Premier Growth Fund, Inc.                      .75                      38
Premier Small Company Stock Fund              1.25                       1
---------------------
+     Does not include Small Company Value.
++    Capital Appreciation Portfolio and Managed Assets Portfolio.
*     .44 of 1% if the first $25 million of average daily net assets, .37 of 1% of the next $50 million of such assets,
      .33 of 1% of the next $125 million of such assets, .29 of 1% of the next $100 million of such assets and .275 of
      1% of such assets over $300 million.
**    .60 of 1% of the first $25 million of average daily net assets, .50 of 1% of the next $50 million of such assets, .45 of 1%
      of the next $125 million of such assets, .40 of 1% of the next $100 million of such assets and .375 of 1% of such assets over
      $300 million.
***   Capital Appreciation Portfolio: .55 of 1% of the first $150 million of average daily net assets of the Portfolio, .50 of 1%
      of the next $150 million of such assets, and .375 of 1% of such assets over $300 million; Managed Assets Portfolio: .375 of
      1% of the average daily net assets of the Portfolio.




                               EXHIBIT B


                             MANAGEMENT AGREEMENT
                   DREYFUS GROWTH AND VALUE FUNDS, INC.
                               200 Park Avenue
                        New York, New York  10166

                                        August 24, 1994

                            As Amended, September 14, 1995


The Dreyfus Corporation
200 Park Avenue
New York, New York  10166
Dear Sirs:

     The above-named investment company (the "Fund"), consisting of the series named on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Series"), herewith confirms its agreement with you as follows:

     The Fund desires to employ its capital by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in its charter documents and in the relevant Series'
Prospectus and its Statement of Additional Information as from time to time in effect, copies of which have been or will be submitted to you, and in such manner and to such extent as from time to time may be approved by the Fund's Board. The Fund desires to employ you to act as its investment adviser.

     In this connection it is understood that from time to time you will employ or associate with yourself such person or persons as you may believe to be particularly fitted to assist you in the performance of this Agreement. Such person or persons may be officers or employees who are employed by both you and the Fund. The compensation of such person or persons shall be paid by you and no obligation may be incurred on the Fund's behalf in any such respect. We have discussed and concur in your employing on this basis each sub-adviser named on Schedule 1 hereto to act as the Fund's sub-investment adviser (the "Sub-Investment Adviser") with respect to the Series indicated on Schedule 1 hereto (the "Sub-Advised
Series") to provide day-to-day management of the Sub-Advised
Series' investments.

     Subject to the supervision and approval of the Fund's Board, you will provide investment management of each Series' portfolio in accordance with such Series' investment objectives and policies as stated in the Series' Prospectus and its Statement of Additional Information as from time to time in effect. In connection therewith, you will obtain and provide investment research and will supervise each Series' investments and conduct, or, with respect to the
Sub-Advised Series, supervise, a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the
Series' assets. You will furnish to the Fund such statistical information, with respect to the investments which a Series may hold or contemplate purchasing, as the Fund may reasonably request. The Fund wishes to be informed of important developments materially affecting any Series' portfolio and shall expect you, on your own initiative, to furnish to the Fund from time to time such information as you may believe appropriate for this purpose.

     In addition, you will supply office facilities (which may be in your own offices), data processing services, clerical, accounting and bookkeeping services, internal auditing and legal services, internal executive and administrative services, and stationery and office supplies; prepare reports to each Series' stockholders, tax returns, reports to and filings with the Securities and Exchange Commission and state Blue Sky authorities; calculate the net asset value of each Series' shares; and generally assist in all aspects of the Fund's operations. You shall have the right, at your expense, to engage other entities to assist you in performing some or all of the obligations set forth in this paragraph, provided each such entity enters into an agreement with you in form and substance reasonably satisfactory to the Fund. You agree to be liable for the acts or omissions of each such entity to the same extent as if you had acted or failed to act under the circumstances.

     You shall exercise your best judgment in rendering the services to be provided to the Fund hereunder and the Fund agrees as an inducement to your undertaking the same that neither you nor the Sub-Investment Adviser shall be liable hereunder for any error of judgment or mistake of law or for any loss suffered by one or more Series, provided that nothing herein shall be deemed to protect or purport to protect you or the Sub-Investment Adviser against any liability to the Fund or a Series or to its security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder, or to which the Sub-Investment
Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under its Sub-Investment Advisory Agreement with you or by reason of its reckless disregard of its obligations and duties under said Agreement.

     In consideration of services rendered pursuant to this Agreement, the
Fund will pay you on the first business day of each month a fee at the rate set forth opposite each Series' name on
Schedule 1 hereto.
Net asset value shall be computed on such days and at such time or times as described in the Series' then-current Prospectus and its then-current Statement of Additional Information.
The fee for the period from the date of the commencement of the public sale of a Series' shares to the end of the month during which such sale shall have been commenced shall be pro-rated according to the proportion which such period bears to the full monthly period, and upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

     For the purpose of determining fees payable to you, the value of each
Series' net assets shall be computed in the manner specified in the Fund's charter documents for the computation of the value of each Series' net assets.

     You will bear all expenses in connection with the performance of your services under this Agreement and will pay all fees of the Sub-Investment Adviser in connection with its duties in respect of the
Fund. All other expenses to be incurred in the operation of the Fund (other than those borne by the Sub-Investment Adviser) will be borne by the Fund, except to the extent specifically assumed by you. The expenses to be borne by the Fund include, without limitation, the following: organizational costs, taxes, interest, loan commitment fees, interest and distributions paid on securities sold short, brokerage fees and commissions, if any, fees of Board members who are not officers, directors, employees or holders of
5% or more of the outstanding voting securities of you or the Sub-Investment Adviser or any affiliate of you or the Sub-Investment Adviser, Securities and Exchange Commission fees and state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining the Fund's existence, costs attributable to investor services
(including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing stockholders, costs of stockholders' reports and meetings, and any extraordinary expenses.

     As to each Series, if in any fiscal year the aggregate expenses of the
Fund (including fees pursuant to this Agreement, but excluding interest, taxes, brokerage and, with the prior written consent of the necessary state securities commissions, extraordinary expenses) exceed the expense limitation of any state having jurisdiction over the Series, the Fund may deduct from the fees to be paid hereunder, or you will bear, such excess expense to the extent required by state law. Your obligation pursuant hereto will be limited to the amount of your fees hereunder. Such deduction or payment, if any, will be estimated daily, and reconciled and effected or paid, as the case may be, on a monthly basis.

     The Fund understands that you and the Sub-Investment Adviser now act, and that from time to time hereafter you or the Sub-Investment Adviser may act, as investment adviser to one or more other investment companies and fiduciary or other managed accounts, and the Fund has no objection to your and the Sub-Investment
Adviser's so acting, provided that when the purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more such companies or accounts which have available funds for investment, the available securities will be allocated in a manner believed to be equitable to each company or account. It is recognized that in some cases this procedure may adversely affect the price paid or received by one or more Series or the size of the position obtainable for or disposed of by one or more Series.

     In addition, it is understood that the persons employed by you to assist in the performance of your duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict your right or the right of any of your affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     Neither you nor the Sub-Investment Adviser shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless disregard by you of your obligations and duties under this Agreement and, in the case of the Sub-Investment
Adviser, for a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under its Sub-Investment Advisory Agreement. Any person, even though also your officer, director, partner, employee or agent, who may be or become an officer, Board member, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund, to be rendering such services to or acting solely for the Fund and not as your officer, director, partner, employee or agent or one under your control or direction even though paid by you.

     As to each Series, this Agreement shall continue until the date set forth opposite such Series' name on Schedule 1 hereto (the
"Reapproval Date"), and thereafter shall continue automatically for successive annual periods ending on the day of each year set forth opposite the Series' name on Schedule 1 hereto (the "Reapproval Day"), provided such continuance is specifically approved at least annually by (i) the Fund's Board or (ii) vote of a majority (as defined in the Investment Company Act of 1940) of such Series' outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Board members who are not "interested persons" (as defined in said
Act) of any party
to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Series, this Agreement is terminable without penalty, on 60 days' notice, by the Fund's Board or by vote of holders of a majority of such
Series' shares or, upon not less than 90 days' notice, by you. This Agreement also will terminate automatically, as to the relevant Series, in the event of its assignment (as defined in said Act).

     The Fund recognizes that from time to time your directors, officers and employees may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name "Dreyfus" as part of their name, and that your corporation or its affiliates may enter into investment advisory or other agreements with such other entities.
If you cease to act as the Fund's investment adviser, the Fund agrees that, at your request, the Fund will take all necessary action to change the name of the Fund to a name not including "Dreyfus" in any form or combination of words.

     The Fund is agreeing to the provisions of this Agreement that limit the
Sub-Investment Adviser's liability and other provisions relating to the Sub-Investment Adviser so as to induce the Sub-Investment
Adviser to enter into its Sub-Investment Advisory Agreement with you and to perform its obligations thereunder. The Sub-Investment Adviser is expressly made a third party beneficiary of this Agreement with rights as respects the Sub-Advised Series to the same extent as if it had been a party hereto.

     If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                              Very truly yours,

                      DREYFUS GROWTH AND VALUE FUNDS, INC.
                      By:________________________________

Accepted:

THE DREYFUS CORPORATION

By:_______________________________

                                    SCHEDULE 1


                         Annual Fee as a
                         Percentage of Average
Name of Series           Daily Net Assets              Reapproval Date     Reapproval Day
--------------           ----------------------        ---------------     --------------
Dreyfus Emerging
     Leaders Fund                  .90                  March 30, 1997      March 30
Dreyfus Growth Fund                .75                  March 30, 1996      March 30
Dreyfus International
     Growth Fund                  1.00                  March 30, 1997      March 30
Dreyfus International
     Value Fund*                  1.00                  March 30, 1997      March 30
Dreyfus Midcap Value  Fund*        .75                  March 30, 1997      March 30
Dreyfus Small Company              .75                  March 30, 1996      March 30
     Growth Fund
Dreyfus Small Company Value Fund*  .75                  March 30, 1997      March 30
Dreyfus Ultra Growth Fund          .75                  March 30, 1997      March 30
Dreyfus Ultra Value Fund           .75                  March 30, 1997      March 30
Dreyfus Value Fund                 .75                  March 30, 1996      March 30

--------------------
* The Dreyfus Corporation has employed The Boston Company Asset Management, Inc.
  to act as sub-investment adviser.




                                             EXHIBIT C


                    SUB-INVESTMENT ADVISORY AGREEMENT
                          THE DREYFUS CORPORATION
                               200 Park Avenue
                           New York, New York  10166

                                         September 14, 1995


The Boston Company Asset
     Management, Inc.
Exchange Place
53 State Street
Boston, MA 02109-2818

Dear Sirs:

     As you are aware, each series of Dreyfus Growth and Value Funds, Inc. (the "Fund") named on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Series"), desires to employ its capital by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in its charter documents and in the relevant Series' Prospectus and its Statement of Additional Information as from time to time in effect, copies of which have been or will be submitted to you, and in such manner and to such extent as from time to time may be approved by the Fund's Board. The Fund employs The Dreyfus Corporation (the "Adviser") to act as its investment adviser pursuant to a written agreement (the "Management Agreement"), a copy of which has been furnished to you. The Adviser desires to employ you to act as each Series' sub-investment adviser.

     In this connection, it is understood that from time to time you will employ or associate with yourself such person or persons as you may believe to be particularly fitted to assist you in the performance of this Agreement. Such person or persons may be officers or employees who are employed by both you and the Fund. The compensation of such person or persons shall be paid by you and no obligation may be incurred on the Fund's behalf in any such respect.

     Subject to the supervision and approval of the Adviser, you will provide investment management of each Series' portfolio in accordance with such Series' investment objectives and policies as stated in the Series' Prospectus and the Statement of Additional Information as from time to time in effect. In connection therewith, you will supervise the Series' investments and conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Series' assets. You will furnish to the Adviser or the Fund such statistical information, with respect to the investments which a Series may hold or contemplate purchasing, as the Adviser or the Fund may reasonably request. The Fund and the Adviser wish to be informed of important developments materially affecting a Series' portfolio and shall expect you, on your own initiative, to furnish to the Fund or the Adviser from time to time such information as you may believe appropriate for this purpose.


     You shall exercise your best judgment in rendering the services to be provided hereunder, and the Adviser agrees as an inducement to your undertaking the same that you shall not be liable hereunder for any error of judgment or mistake of law or for any loss suffered by one or more Series or the Adviser, provided that nothing herein shall be deemed to protect or purport to protect you against any liability to the Adviser, the Fund or a Series or to its security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

     In consideration of services rendered pursuant to this Agreement, the
Adviser will pay you, on the first business day of each month, out of the management fee it receives and only to the extent thereof, a fee calculated daily and paid monthly at the rate set forth opposite each Series' name on Schedule 1 hereto.

     Net asset value shall be computed on such days and at such time or times as described in the relevant Series' then-current
Prospectus and Statement of Additional Information. The fee for the period from the date following the commencement of sales of a Series' shares (after any sales are made to the Adviser) to the end of the month during which such sales shall have been commenced shall be pro-rated according to the proportion which such period bears to the full monthly period, and upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable within 10 business days of date of termination of this Agreement.

     For the purpose of determining fees payable to you, the value of each Series' net assets shall be computed in the manner specified in the Fund's charter documents for the computation of the value of each Series' net assets.

     You will bear all expenses in connection with the performance of your services under this Agreement. All other expenses to be incurred in the operation of the Fund (other than those borne by the Adviser) will be borne by the Fund, except to the extent specifically assumed by you. The expenses to be borne by the Fund include, without limitation, the following: organizational costs, taxes, interest, loan commitment fees, interest and distributions paid on securities sold short, brokerage fees and commissions, if any, fees of Board members who are not officers, directors, employees or holders of 5% or more of the outstanding voting securities of you or the Adviser or any affiliate of you or the Adviser,
Securities and Exchange Commission fees and state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining the Fund's existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing stockholders, costs of stockholders' reports and meetings, and any extraordinary expenses.

     As to each Series, if in any fiscal year the aggregate expenses of the Fund (including fees pursuant to the Fund's Management
Agreement, but excluding interest, taxes, brokerage and, with the prior written consent of the necessary state securities commissions, extraordinary expenses) exceed the expense limitation of any state having jurisdiction over the Series, the Adviser may deduct from the fees to be paid hereunder, or you will bear such excess expense on a pro-rata basis with the Adviser, in the proportion ("Your Proportion") that the sub-advisory fee payable to you pursuant to this Agreement bears to the fee payable to the Adviser pursuant to the Management Agreement, to the extent required by state law. As to each Series, if the Adviser waives, for any other reason, or fails to receive any portion of its fees with respect to such Series under the Management Agreement, your fee under this Agreement shall be reduced by Your Proportion of the amount which the Adviser shall have waived or not received. Your obligation pursuant hereto will be limited to the amount of your fees hereunder. Such deduction or payment, if any, will be estimated daily, and reconciled and effected or paid, as the case may be, on a monthly basis.

     The Adviser understands that you now act, and that from time to time hereafter you may act, as investment adviser to one or more other investment companies and fiduciary or other managed accounts, and the Adviser has no objection to your so acting, provided that when purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more companies or accounts managed by you which have available funds for investment, the available securities will be allocated in a manner believed by you to be equitable to each company or account. It is recognized that in some cases this procedure may adversely affect the price paid or received by one or more Series or the size of the position obtainable for or disposed of by one or more Series.

     In addition, it is understood that the persons employed by you to assist in the performance of your duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict your right or the right of any of your affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     You shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Adviser in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless disregard by you of your obligations and duties under this Agreement. Any person, even though also your officer, director, partner, employee or agent, who may be or become an officer, Board member, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund, to be rendering such services to or acting solely for the Fund and not as your officer, director, partner, employee, or agent or one under your control or direction even though paid by you.

     As to each Series, this Agreement shall continue until the date set forth opposite such Series' name on Schedule 1 hereto (the "Reapproval Date"), and thereafter shall continue automatically for successive annual periods ending on the day of each year set forth opposite the Series' name on Schedule 1 hereto (the "Reapproval Day"), provided such continuance is specifically approved at least annually by (i) the Fund's Board or (ii) vote of a majority (as defined in the Investment Company Act of 1940, as amended) of such Series' outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Board members who are not "interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each
Series, this Agreement is terminable without penalty (i) by the Adviser upon 60 days' notice to you, (ii) by the Fund's Board or by vote of the holders of a majority of such Series' shares upon 60 days' notice to you, or (iii) by you upon not less than 90 days' notice to the Fund and the Adviser. This Agreement also will terminate automatically, as to the relevant Series, in the event of its assignment (as defined in said Act). In addition, notwithstanding anything herein to the contrary, if the Management Agreement terminates for any reason, this Agreement shall terminate effective upon the date the Management Agreement terminates.

     If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                             Very truly yours,

                                    THE DREYFUS CORPORATION

By:_________________________
Accepted:

THE BOSTON COMPANY ASSET
     MANAGEMENT, INC.

By:__________________________

                             SCHEDULE 1


                             Annual Fee as a
                             Percentage of Average
Name of Series               Daily Net Assets        Reapproval Date   Reapproval Day
--------------               ---------------------   ---------------   -------------
Dreyfus International
     Value Fund                   .50                 March 30, 1997   March 30
Dreyfus Midcap Value
     Fund                         .375                March 30, 1997   March 30
Dreyfus Small Company
     Value Fund                   .375                March 30, 1997   March 30


                       DREYFUS FOCUS FUNDS
                  SMALL COMPANY VALUE PORTFOLIO

Vote This Proxy Card Today!
Your Prompt Response Will Save
The Expense of Additional Mailings

The undersigned stockholder of Small Company Value (the
"Portfolio") of Dreyfus Focus Funds, Inc. (the "Fund") hereby appoints Steven F. Newman and Michael A. Rosenberg, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of common stock of the Portfolio standing in the name of the undersigned at the close of business on September 15, 1995, at the Special Meeting of Stockholders to be held at the offices of The Dreyfus Corporation, 200 Park Avenue, New York, New York at 10:00 a.m. on Friday, September 29, 1995, and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially
(but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the Proxy Statement for the meeting.

Sign and Date Reverse Side

THIS PROXY IS SOLICITED BY THE FUND'S BOARD AND WILL BE VOTED FOR THE PROPOSALS BELOW UNLESS OTHERWISE INDICATED

1. To approve an Amended Management Agreement between the Fund and The Dreyfus Corporation and to approve a Sub-Investment
Advisory Agreement between The Dreyfus Corporation and The Boston
Company Asset Management, Inc.

       FOR                AGAINST               ABSTAIN

2.   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment(s) or postponement(s) thereof.

          Signature(s) should be exactly as name or
          names appearing on this proxy.  If shares are
          held jointly, each holder should sign.  If
          signing is by attorney, executor, administrator,           trustee or guardian, please give full
          title.
                                   Dated:                , 1995

                                   Signature(s)
                                    Signature(s)

